Exhibit 4.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

STONEMOR PARTNERS L.P.

AND

AMERICAN CEMETERIES INFRASTRUCTURE INVESTORS, LLC

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of May 21, 2014, by and among StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), and American Cemeteries Infrastructure Investor, LLC (the “Investor”).

WHEREAS, this Agreement is made in connection with the Closing of the offer and sale of the Purchased Units and Distribution Units pursuant to the Common Unit Purchase Agreement, dated as of May 19, 2014, by and among the Partnership and the Investor (the “Unit Purchase Agreement”); and

WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Investor pursuant to the Unit Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Unit Purchase Agreement. The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Closing Date” means the date of the closing of the sale of the Purchased Units pursuant to the Unit Purchase Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Demand Notice” has the meaning specified therefor in Section 2.01(b) of this Agreement.

“Demand Registration Statement” has the meaning specified therefor in Section 2.01(b) of this Agreement.

“Demand Registration Statement Effectiveness Period” has the meaning specified therefor in Section 2.01(b) of this Agreement.

“Distribution Units” means any common units issued to the Investor in lieu of quarterly cash distributions payable on the Purchased Units pursuant to the Unit Purchase Agreement.

“Distribution Unit Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Distribution Unit Registration Statement Effectiveness Period” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“General Partner” means StoneMor GP LLC, a Delaware limited liability company.

“Investor” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Lock-Up Period” means a period commencing on the Closing Date and ending on July 1, 2018.

“Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.

“Partnership” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Purchased Units” means the common units purchased by the Investor pursuant to the Unit Purchase Agreement.

“Registrable Securities” means (i) the Purchased Units held by the Investor upon the expiration of the Lock-Up Period pursuant to the Unit Purchase Agreement and (ii) any Distribution Units issued to the Investor pursuant to the Unit Purchase Agreement.

“Registration Expenses” has the meaning specified therefor in Section 2.07(b) of this Agreement.

“Registration Statement” means a shelf registration statement of the Partnership filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) covering the Registrable Securities, as applicable.

“Selling Expenses” has the meaning specified therefor in Section 2.07(b) of this Agreement.

“Selling Investor” means the Investor or any successor or permitted assignee of the Investor who has requested that Registrable Securities be registered for sale pursuant to this Agreement.

“Selling Investor Indemnified Persons” has the meaning specified therefor in Section 2.08(a) of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Registrable Securities are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“Unit Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act; (c) when such Registrable Security is held by the Partnership or one of its subsidiaries; (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.10 hereof; or (e) when such Registrable Security becomes eligible for resale without restriction and, in the event the Partnership is not in compliance with the requirements of Rule 144(c), without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Registration.

(a) Within fifteen (15) days following the Closing Date, the Partnership shall prepare and file a registration statement under the Securities Act to permit the public resale of a good faith estimate of the total number of Distribution Units that may be issued to the Investor pursuant to the Unit Purchase Agreement. The registration statement filed by the Partnership pursuant to this Section 2.01(a) (the “Distribution Unit Registration Statement”) shall be on Form S-3 or such appropriate registration form of the Commission as shall be selected by the Partnership so long as such form permits the continuous offering of the Distribution Units pursuant to Rule 415 of the Securities Act or such other rule as is then applicable at the then prevailing market prices. The Partnership shall use its commercially reasonable efforts to cause the Distribution Unit Registration Statement to be declared effective as soon as practicable thereafter. The Partnership shall use its commercially reasonable efforts to cause the Distribution Unit Registration Statement to be effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Distribution Units covered by the Distribution Unit Registration Statement by the Investor until the date when all Distribution Units covered by such Distribution Unit Registration Statement have ceased to be Registrable Securities pursuant to Section 1.02 of this Agreement (the “Distribution Unit Registration Statement Effectiveness Period”). The Distribution Unit Registration Statement when effective

(including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Distribution Unit Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Distribution Unit Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Partnership shall provide the Investor with written notice of the effectiveness of the Distribution Unit Registration Statement.

(b) Demand Registration.

(i) At any time following the expiration of the Lock-Up Period, the Investor shall have the option and right, exercisable by delivering a written notice to the Partnership (a “Demand Notice”), to require the Partnership to prepare and file a registration statement under the Securities Act (a “Demand Registration Statement”) to permit the public resale of (a) the Purchased Units purchased by the Investor pursuant to the Unit Purchase Agreement, or (b) Distribution Units issued to the Investor pursuant to the Unit Purchase Agreement, but not included in the Distribution Unit Registration Statement filed pursuant to Section 2.01(a) above. Any Demand Registration Statement shall be on Form S-3 or such appropriate registration form of the Commission as shall be selected by the Partnership so long as such form permits the continuous offering of the Purchased Units and Distribution Units, as applicable, pursuant to Rule 415 of the Securities Act or such other rule as is then applicable at the then prevailing market prices. The Partnership shall use its commercially reasonable efforts to cause any Demand Registration Statement to be declared effective as soon as practicable thereafter. The Partnership shall use its commercially reasonable efforts to cause any Demand Registration Statement to be effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities covered by such Demand Registration Statement by a Selling Investor until the date when all Registrable Securities covered by such Demand Registration Statement have ceased to be Registrable Securities pursuant to Section 1.02 of this Agreement (the “Demand Registration Statement Effectiveness Period”). Any Demand Registration Statement when effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Demand Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Demand Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Partnership shall provide the Investor with written notice of the effectiveness of the Demand Registration Statement.

(ii) The Partnership shall not be required to comply with any Demand Notice at any time that a Registration Statement relating to the subject Registrable Securities is effective.

(iii) the Partnership shall not be required to comply with any Demand Notice that is received within 180 calendar days after the effectiveness of any Demand Registration Statement.

(iv) Any Demand Notice shall specify: (i) the approximate aggregate number of Registrable Securities requested to be registered for sale in such Demand Notice, (ii) the intended method of disposition in connection with such Demand Notice, to the extent then known and (iii) the identity of each Selling Investor.

Section 2.02 Underwritten Offerings.

(a) At any time following the expiration of the Lock-Up Period, the Investor shall have the right to require the Partnership to conduct an Underwritten Offering of all or a portion of Registrable Securities in accordance with Section 2.01 and this Section 2.02; provided, however, that the Partnership shall not be required to effect more than two (2) Underwritten Offerings solely on behalf of any Selling Investor pursuant to Section 2.01 and this Section 2.02; and provided, further, that the Partnership shall not be required to effect more than one (1) Underwritten Offering solely on behalf of any Selling Investor pursuant to Section 2.01 and this Section 2.02 in any twelve (12) month period.

(b) In the event that a Selling Investor elects to dispose of such Selling Investor’s Registrable Securities pursuant to an Underwritten Offering pursuant to Section 2.02(a), the Partnership shall be entitled to select the underwriters, and the Selling Investors and the Partnership shall enter into an underwriting agreement in customary form, which shall include, among other provisions, representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Investor may participate in such Underwritten Offering unless such Selling Investor agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. The Partnership’s management may but shall not be required to participate in a roadshow or similar marketing effort in connection with any Underwritten Offering effected solely on behalf of a Selling Investor pursuant to Section 2.02(a) hereof.

Section 2.03 Piggyback Rights.

(a) If the Partnership proposes to file, on its own behalf, a Registration Statement under the Securities Act on Form S-1 or S-3 or similar forms available for use by the Partnership, other than pursuant to Section 2.01 of this Agreement or on Form S-8 in connection with a dividend reinvestment, employee stock purchase, option or similar plan or on Form S-4 in connection with a merger, consolidation or reorganization, the Partnership shall give written notice to the Investor at least ten (10) days before the filing with the Commission of such Registration Statement. Such notice shall offer to include in such filing all or a portion of the Registrable Securities owned by any Selling Investor. If a Selling Investor desires to include all or a portion of its Registrable Securities in such Registration Statement, it shall give written notice to the Partnership within three (3) business days after the date of receipt of such offer specifying the amount of Registrable Securities to be registered (for purposes of this

Section 2.03, “Specified Securities”). The Partnership shall thereupon include in such filing the Specified Securities, subject to priorities in registration set forth in this Agreement, and subject to its right to withdraw such filing, and shall use its commercially reasonable efforts to effect the registration under the Securities Act of the Specified Securities.

(b) The right of a Selling Investor to have Specified Securities included in any Registration Statement in accordance with the provisions of this Section 2.03 shall be subject to the following conditions:

(i) The Partnership shall have the right to require that the Selling Investor agree to refrain from offering or selling any common units of the Partnership that it owns which are not included in any such Registration Statement in accordance with this Section 2.03 for any reasonable time period, not to exceed ninety (90) days, as may be specified by any managing underwriter of the offering to which such Registration Statement relates.

(ii) If (A) a registration pursuant to this Section 2.03 involves an underwritten offering of the securities being registered to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction and (B) the managing underwriter of such underwritten offering shall inform the Partnership and the Selling Investors by letter of its belief that the amount of Specified Securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to the Partnership and the Selling Investors, then the Partnership will include in such registration such amount of securities which the Partnership is so advised can be sold in (or during the time of) such offering as follows: first, the securities being offered by the Partnership for its own account; second, the Specified Securities; and third, the securities of the Partnership, if any, proposed to be included in the registration by any other holders of the Partnership’s securities (whether or not such holders have contractual rights to include such securities in the registration).

(iii) If a registration pursuant to this Section 2.03 involves an Underwritten Offering by or through one or more underwriters, the Partnership shall be entitled to select the underwriters, and the Selling Investors and the Partnership shall enter into an underwriting agreement in customary form, which shall include, among other provisions, representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Investor may participate in such Underwritten Offering unless such Selling Investor agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement.

The Partnership shall furnish any Selling Investor with such number of copies of the prospectus as such Selling Investor may reasonably request in order to facilitate the sale and distribution of its Specified Securities.

(c) Notwithstanding the foregoing, the Partnership in its sole discretion may determine not to file the registration statement or proceed with the offering as to which the notice specified in Section 2.03(a) is given without liability to any Selling Investor.

Section 2.04 Delay Rights. Notwithstanding anything to the contrary contained herein, the Partnership may, upon written notice to a Selling Investor whose Registrable Securities are included in a registration statement contemplated by this Agreement, suspend such Selling Investor’s use of any prospectus which is a part of the registration statement (in which event the Selling Investor shall discontinue sales of the Registrable Securities pursuant to the registration statement contemplated by this Agreement but may settle any sales of Registrable Securities made prior to such notice) if (a) the Partnership is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Partnership determines in good faith that the Partnership’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the registration statement or (b) the Partnership has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Partnership, would materially adversely affect the Partnership; provided, however, in no event shall a Selling Investor be suspended from selling Registrable Securities pursuant to a registration statement for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period, in each case, exclusive of days covered by any lock-up agreement executed by the Selling Investor in connection with any underwritten offering. Upon disclosure of such information or the termination of the condition described above, the Partnership shall provide prompt notice to the Selling Investor whose Registrable Securities are included in the Registration Statement or other registration statement contemplated by this Agreement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.05 Sale Procedures. In connection with its obligations under this Article II, the Partnership will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the Distribution Unit Registration Statement Effectiveness Period or the Demand Registration Statement Effectiveness Period, as applicable, and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement until the date when such Registrable Securities have ceased to be Registrable Securities pursuant to Section 1.02 of this Agreement;

(b) furnish to any Selling Investor (i) as far in advance as reasonably practicable before filing the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission and to the extent not publicly available), and provide the Selling Investor the opportunity to object to any information pertaining to such Selling Investor and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Investor with respect to such information prior to filing the Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Investor may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as a Selling Investor shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d) promptly notify a Selling Investor, at any time when a prospectus relating thereto is required to be delivered by such Selling Investor under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(e) immediately notify any Selling Investor, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees, as promptly as practicable and subject to the procedures set forth under Section 2.04 of the Agreement, to amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f) upon request and subject to appropriate confidentiality obligations, furnish to the Selling Investor copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(g) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(h) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;

(i) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Investor to consummate the disposition of such Registrable Securities;

(j) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(k) enter into customary agreements and take such other actions as are reasonably requested by a Selling Investor or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities; and

(l) if requested by a Selling Investor, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

The Partnership will not name a Selling Investor as an underwriter as defined in Section 2(a)(11) of the Securities Act in any Registration Statement without such Selling Investor’s consent. If the staff of the Commission requires the Partnership to name the Selling Investor as an underwriter as defined in Section 2(a)(11) of the Securities Act, and such Selling Investor does not consent thereto, then such Selling Investor’s Registrable Securities shall not be included on the Registration Statement and the Partnership shall have no further obligations hereunder with respect to Registrable Securities held by such Selling Investor.

Each Selling Investor, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (e) of this Section 2.05, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.05 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Partnership, such Selling Investor will deliver to the Partnership (at the Partnership’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Investor’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.06 Cooperation by Selling Investors. The Partnership shall have no obligation to include Registrable Securities of a Selling Investor in the Registration Statement who has failed to timely furnish such information that the Partnership determines, after consultation with its counsel, is reasonably required in order for the registration statement, prospectus or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.07 Expenses.

(a) Expenses. The Partnership will pay all reasonable Registration Expenses as determined in good faith. Each Selling Investor shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.08 hereof, the Partnership shall not be responsible for legal fees incurred by a Selling Investor in connection with the exercise of such Selling Investor’s rights hereunder.

(b) Certain Definitions. “Registration Expenses” means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.01 and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel to the Partnership and independent public accountants for the Partnership. “Selling Expenses” means all selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities.

Section 2.08 Indemnification.

(a) By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless a Selling Investor thereunder, its directors, officers, managers, employees and agents and each Person, if any, who controls such Selling Investor within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents (collectively, the “Selling Investor Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Investor Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse the Selling Investor Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Selling Investor Indemnified Person in writing specifically for use in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Investor Indemnified Person, and shall survive the transfer of such securities by such Selling Investor.

(b) By Each Selling Investor. Each Selling Investor agrees severally and not jointly to indemnify and hold harmless the Partnership, the General Partner, its directors, officers, managers, employees and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, managers, employees and agents, to the same extent as the foregoing indemnity from the Partnership to any Selling Investor, but only with respect to information regarding such Selling Investor furnished in writing by or on behalf of such Selling Investor expressly for inclusion in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or in the case of an omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, if and to the extent that a Selling Holder failed to provide any information requested by the Partnership in writing for inclusion in the foregoing documents; provided, however, that the liability of the Selling Investor shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Investor from the sale of the Registrable Securities giving rise to such indemnification.

(c) Limitation on Damages. Notwithstanding anything to the contrary in this Agreement, in no event shall any party hereunder be entitled to recovery of or indemnification for any special, consequential (including lost profits) or punitive damages.

(d) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.08. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select one separate counsel who shall be reasonably satisfactory to such indemnifying party and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.

(e) Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Investor be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Investor from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(f) Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.09 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its commercially reasonable efforts, until the disposition by the Selling Investors of all Registrable Securities, to:

(a) make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Selling Investor owns any Registrable Securities, furnish, unless otherwise available via EDGAR, to such Selling Investor forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Selling Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing such Selling Investor to sell any such securities without registration, subject to restrictions during the Lock-Up Period set forth in the Unit Purchase Agreement.

Section 2.10 Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities granted to the Investor by the Partnership under this Article II may be transferred or assigned by the Investor to one or more transferees or assignees of Registrable Securities; provided, however, that (a) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (b) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of a Selling Investor under this Agreement. In addition, if, after the effectiveness of the Registration Statement, the Investor distributes its Registrable Securities, except for the Purchased Units during the Lock-Up Period, to its owners or such owners transfer such Registrable Securities to their respective Affiliates, pledgees, or donees (such persons, “Distributees”), the Investor will identify such Distributees to the Partnership in writing and the Partnership shall use its commercially reasonable efforts to supplement or amend the Registration Statement to reflect such Distributees as “selling unitholders” thereunder so as to permit the sale under the Registration Statement of the Registrable Securities by the then holders thereof, provided, that the Partnership shall not be required to file with the Commission, and pay the Registration Expenses associated with, more than one such amendment or supplement in any six (6) month period.

ARTICLE III

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a) if to the Investor:

American Cemeteries Infrastructure Investors, LLC

950 Tower Lane, Suite 800

Foster City, CA 94404

Attention: Robert Hellman

Fax: 650-854-0853

(b) if to a transferee of the Investor, to such transferee at the address provided pursuant to Section 2.10 above; and

(c) if to the Partnership:

StoneMor Partners L.P.

311 Veterans Highway, Suite B

Levittown, PA 19056

Attention: Lawrence Miller

Telephone: 215-826-2800

Email: lmill@stonemor.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent holder of Registrable Securities to the extent permitted herein.

Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of the Investor under this Agreement may be transferred or assigned by the Investor only in accordance with Section 2.10 hereof.

Section 3.04 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.05 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.06 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.07 Governing Law. THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THOSE OF THE STATE OF DELAWARE.

Section 3.08 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Section 3.09 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.10 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11 Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Investor; provided, however, that no such amendment shall materially and adversely affect the rights of the Selling Investors hereunder without the consent of such Selling Investors obtained by the Investor.

Section 3.12 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.13 Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Investor (and its permitted transferees and assignees as Selling Investors) and the Partnership shall have any obligation hereunder and that, except as otherwise provided in Section 2.08, notwithstanding that one or more of the Selling Investors may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Partnership or any Selling Investor or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Selling Investors or the Partnership or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Selling Investor or the Partnership, as applicable, under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of the Investor hereunder.

Section 3.14 Interpretation. Article and Section references to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.”

[Signature pages to follow]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC, its General Partner

By:	/s/ Lawrence Miller
Name:	Lawrence Miller
Title:	President and Chief Executive Officer

Signature Page to Registration Rights Agreement

AMERICAN CEMETERIES INFRASTRUCTURE INVESTORS, LLC:

By:	AIM Universal Holdings, LLC,
its Manager

By:	/s/ Robert B. Hellman, Jr.
Name:	Robert B. Hellman, Jr.
Title:	Authorized Person

Signature Page to Registration Rights Agreement